As filed with the Securities and Exchange Commission on November 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2902449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 Crosby Drive

Bedford, Massachusetts 01730

(781) 999-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn P. Muir

Executive Vice President, Finance and Administration, and Chief Financial Officer

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

(781) 999-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Philip J. Flink, Esquire

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

(617) 856-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share and related preferred share purchase rights (5)
Preferred Stock, par value $0.01 per share
Debt Securities (3)
Rights
Warrants
Purchase Contracts
Units (4)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Debt securities registered hereby may include senior debt securities, senior subordinated debt securities, subordinated debt securities or other debt securities.
(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(5)	Pursuant to a Rights Agreement entered into on November 21, 2013, one right is deemed to be delivered with each share of common stock issued by the registrant. Such presently indeterminable number of rights are also registered by this registration statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock. The rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value will be attributed to the rights.

EXPLANATORY NOTE

The registrant is filing this registration statement to replace its registration statement (No. 333-170837), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring registration statement.

HOLOGIC, INC.

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Purchase Contracts

Units

Hologic, Inc., from time to time, may offer to sell common stock, preferred stock, debt securities, rights, warrants, purchase contracts, units or any combination of the foregoing. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. The debt securities, preferred stock, warrants and units may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. We will not use this prospectus to sell our securities unless it is accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of our securities.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “HOLX.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” section in this prospectus, in the applicable prospectus supplement and under similar headings in the documents we incorporate by reference herein to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 26, 2013

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we and certain selling security holders, if applicable, may offer. Each time we or selling security holders sell securities using this prospectus, we will provide a prospectus supplement that contains more specific information about the terms of that offering, including the names of any selling security holders, if applicable. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including securities to be offered and sold by selling security holders, by filing a prospectus supplement with the SEC at the time of the offer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, registration and proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We also make available, free of charge, on or through our Internet website at http://www.hologic.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus and any prospectus supplement that we issue are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus and any accompanying prospectus supplement concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We incorporate by reference into this prospectus the documents set forth below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, as filed with the SEC on November 26, 2013;

•	our Current Reports on Form 8-K, filed with the SEC on November 12, 2013, November 14, 2013, November 15, 2013 and November 21, 2013;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 31, 1990;

•	the description of our preferred share rights that is contained in our Registration Statement on Form 8-A, filed with the SEC on November 21, 2013; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of the offering of the applicable securities under this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

Attention: Investor Relations

(781) 999-7300

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “might,” “should,” “can,” “likely,” “should,” “could,” “would,” “will,” “project,” “predict,” “potential,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, liquidity and capital resources, integration of acquisitions, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and our operations.

We cannot give any guarantee that these plans, intentions or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein. Factors that could cause our actual results to differ from those reflected in forward-looking statements relating to our operations and business include:

•	the effect of the continuing worldwide macroeconomic uncertainty on our business and results of operations;

•	the coverage and reimbursement decisions of third-party payors relating to the use of our products and treatments;

•	the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on our business and results of operations;

•	the impact and anticipated costs of the U.S. excise tax on the sale of most of our medical devices, which became effective on January 1, 2013, on our business and results of operations;

•	the ability to successfully manage ongoing organizational and strategic changes, including the ability of the Company to attract, motivate and retain key employees;

•	the impact and anticipated benefits of the acquisition of Gen-Probe and the challenges associated with successfully integrating and operating the Gen-Probe business;

•	the impact and anticipated benefits of other recently completed acquisitions and acquisitions we may complete in the future;

•	the ability to consolidate certain of our manufacturing and other operations on a timely basis and within budget, without disrupting our business and to achieve anticipated cost synergies in connection therewith;

•	our goal of expanding our market positions;

•	the development of new competitive technologies and products;

•	regulatory approval and clearances for our products;

•	production schedules for our products;

•	the anticipated development of our markets and the success of our products in these markets;

•	the anticipated performance and benefits of our products;

•	business strategies;

•	estimated asset and liability values;

•	the impact and costs and expenses of any litigation we may be subject to now or in the future;

•	our compliance with covenants contained in our indebtedness;

•	anticipated trends relating to our financial condition or results of operations;

•	our capital resources and the adequacy thereof; and

•	other risks and uncertainties, including those set forth or incorporated by reference in this prospectus or any prospectus supplement, and those detailed from time to time in our filings with the SEC.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

HOLOGIC, INC.

We are a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products with an emphasis on serving the healthcare needs of women. Our core business units are focused on diagnostics, breast health, GYN surgical and skeletal health. We sell and service our products through a combination of direct sales and service forces and a network of independent distributors and sales representatives.

We offer a wide range of diagnostic products which are used primarily to aid in the diagnosis of human diseases and screen donated human blood. Our molecular diagnostics products include our Aptima family of assays based on our Transcription-Mediated-Amplification, or TMA, technology, our Cervista products based on our proprietary Invader chemistry and our advanced instrumentation (Panther, Tigris and HTA). The Aptima family of assays is used to detect the infectious microorganisms that cause the common sexually transmitted diseases, or STDs, chlamydia and gonorrhea, certain high-risk strains of human papillomavirus, or HPV, and Trichomonas vaginalis, the parasite that causes trichomoniasis. Our Invader chemistry is comprised of molecular diagnostic reagents used for a variety of DNA and RNA analysis applications, including our Cervista HPV high risk, or HR, and Cervista HPV 16/18 products to assist in the diagnosis of HPV, as well as other products to diagnose cystic fibrosis, cardiovascular risk and other diseases. Our diagnostics products also include the ThinPrep System, which is primarily used in cytology applications such as cervical cancer screening, and the Rapid Fetal Fibronectin Test, which assists physicians in assessing the risk of pre-term birth. In blood screening, we develop and manufacture the Procleix family of assays, which are used to detect human immunodeficiency virus, or HIV, the hepatitis C virus, or HCV, the hepatitis B virus, or HBV, the West Nile virus, or WNV, the hepatitis A virus, or HAV and Parvovirus in donated human blood.

Our breast health products include a broad portfolio of breast imaging and related products and accessories, including digital and film-based mammography systems, magnetic resonance imaging, or MRI, breast coils, computer-aided detection, or CAD, for mammography and minimally invasive breast biopsy devices, breast biopsy site markers, breast biopsy guidance systems, breast imaging comfort pads, and breast brachytherapy products. Our most advanced breast imaging platform, Dimensions, utilizes a new technology called tomosynthesis to produce 3D images, as well as conventional 2D full field digital mammography images.

Our GYN surgical products include our NovaSure Endometrial Ablation System, or NovaSure, and our MyoSure Hysteroscopic Tissue Removal System, or MyoSure. The NovaSure system involves a trans-cervical procedure for the treatment of abnormal uterine bleeding. The MyoSure system is a tissue removal device that is designed to provide incision-less removal of fibroids and polyps within the uterus.

Our skeletal health products include dual-energy X-ray bone densitometry systems, an ultrasound-based osteoporosis assessment product, and our Fluoroscan mini C-arm imaging products.

We were incorporated in Massachusetts in October 1985 and reincorporated in Delaware in March 1990. Our principal executive offices are located at 35 Crosby Drive, Bedford, Massachusetts 01730 and our telephone number is (781) 999-7300. Our Internet address is www.hologic.com. Information on our website does not constitute part of this prospectus.

References in this prospectus to “Hologic,” “we,” “us” and “our” and all similar references are to Hologic, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

USE OF PROCEEDS

We, or our afilliates, will use the net proceeds from the sales of securities for general corporate purposes, unless we state otherwise in a prospectus supplement. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges on a historical basis for each of the periods indicated. We had no preferred stock outstanding for the periods presented in the table. Accordingly, the ratio of combined fixed charges and preference dividends to earnings is the same as the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is unaudited for all periods presented.

	Fiscal Year Ended
	September 28, 2013	September 29, 2012	September 24, 2011	September 25, 2010	September 26, 2009
Ratio of earnings to fixed charges (a)	—	—	2.87	—	—

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) before provision for income taxes plus our fixed charges. Fixed charges consist of interest expense, amortization of debt discount and debt issuance costs and an estimate of the interest portion of rental expense. Interest expense recorded on uncertain tax positions has been recorded in the provision for income taxes and therefore has been excluded from the calculation.

(a)	In fiscal 2013, 2012, 2010, and 2009, we incurred losses from pre-tax continuing operations, and as a result, our earnings were insufficient to cover our fixed charges by $1.19 billion, $61.5 million, $55.0 million, and $2.15 billion, respectively.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our amended and restated bylaws, our rights plan (as described below) and the certificate of designations relating to any particular series of preferred stock, if any, before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and not this description set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any capital stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such capital stock may differ from the terms described below.

Authorized Capital Stock

As of date of this prospectus, we have 751,622,685 shares of capital stock authorized under our certificate of incorporation, consisting of 750,000,000 shares of common stock, par value $0.01 per share, and 1,622,685 shares of preferred stock, par value $0.01 per share.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of November 18, 2013, we had 273,128,747 shares of common stock outstanding. Our common stockholders are entitled to one vote per share on all matters to be voted on by stockholders. They are entitled to receive dividends, if any, as declared by our board of directors from legally available funds. The terms of any outstanding shares of preferred stock may provide that dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets available for distribution to the stockholders, subject to prior distribution rights of our preferred stock, if any, then outstanding. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Our common stockholders do not have cumulative voting rights in the election of directors. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

As of November 26, 2013, we had no shares of preferred stock outstanding.

Our rights plan provides for the issuance of shares of junior participating preferred stock under the circumstances described in the rights plan. See “Certain Anti-Takeover Provisions in our Certificate of Incorporation, Bylaws, Rights Plan and Delaware General Corporation Law – Rights Plan” below for a more detailed description of the rights plan.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Certain Anti-Takeover Provisions in Our Certificate of Incorporation, Bylaws, Rights Plan and Delaware General Corporation Law

The following is a summary of certain provisions of our certificate of incorporation, as amended, our amended and restated bylaws, rights plan and Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, our amended and restated bylaws, rights plan and the corporate law of Delaware.

Certificate of Incorporation and Bylaws

Our certificate of incorporation, as amended, includes several other provisions in addition to our preferred stock which may have the effect of preventing changes in our management. These provisions may make an unfriendly tender offer, proxy contest, merger or other change in control of us more difficult. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve a change in control. These provisions are also designed to reduce our vulnerability to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for the shares of our common stock and, as a consequence, they also may inhibit fluctuations in the market price of the shares of our common stock which could result from actual or rumored takeover attempts.

Our certificate of incorporation, as amended, contains a so-called “anti-greenmail” provision. This provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock of a company and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from the company a premium price to repurchase the shares acquired by the speculator. This tactic is known as greenmail. The anti-greenmail provision prohibits us from purchasing any shares of our common stock from a related person, who has beneficially owned such common stock or right to purchase such common stock for less than two years prior to the date of such purchase, at a per share price in excess of the fair market value at the time of the purchase unless the purchase is approved by the holders of two-thirds of the outstanding shares of our common stock, excluding any votes cast by the related person. The term “related person” means any person (other than the company or a subsidiary of the company or a founder of our company) who acquires more than five percent of our voting stock. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of our common stock or when the purchases are effected on the open market.

Our certificate of incorporation, as amended, also contains a provision that requires the affirmative vote of the holders of 80% of our outstanding common stock to approve amendments to our certificate of incorporation or to approve extraordinary transactions that are required to be approved by stockholders under the Delaware General Corporation Law, including mergers, sales of substantially all of the company’s assets and dissolution, if the actions are not approved by a majority of our continuing directors. Our certificate of incorporation, as amended, provides that the affirmative vote of the holders of only a majority of our outstanding common stock is required to approve such matters if they have been approved by our continuing directors. The term “continuing director” is defined to mean (i) any member of our board of directors who is unaffiliated with a related person and was a member of our board of directors prior to the time any such person became a related person and (ii) any successor to such a continuing director who is not affiliated with any related person and is recommended to succeed a continuing director by a majority of the continuing directors then on the board of directors. A majority of the continuing directors can designate a new director to be a continuing director, even though such person is affiliated with a related person. The effect of this provision of our certificate of incorporation would be to make it unlikely that any transaction requiring a stockholder vote would receive the requisite approval unless supported by our management.

Another provision included in our certificate of incorporation, as amended, requires our board of directors to consider social, economic and other factors in evaluating whether certain types of corporate transactions proposed by another party are in the best interests of our company and our stockholders. These transactions include (i) the purchase or exchange of securities or property for any of our outstanding equity securities, (ii) the merger or consolidation of our company with another corporation and (iii) the purchase or other acquisition of all or substantially all of our properties and assets.

The authority of our board of directors to issue authorized but unissued shares of our common stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of us, since the issuance of additional shares of our common stock would dilute the voting power of our common stock then outstanding.

Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must meet specified procedural requirements. These provisions may preclude stockholders from making nominations for directors at an annual or special meeting of stockholders. Our amended and restated bylaws do not permit our stockholders to call a special meeting of stockholders.

Rights Plan

Our board of directors has adopted a rights plan. As a result, we issued one preferred share purchase right for each outstanding share of common stock. One preferred share purchase right will be issued for each additional share of common stock that we issue. Subject to certain exceptions specified in the rights plan, the rights will separate from the common stock and become exercisable following the earlier of (i) 10 business days from the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or (ii) 10 business days (or such later date as may be determined by action of the board of directors) from the commencement of, or public announcement of an intention to make, a tender or exchange offer the consummation of which would result in any person or group of affiliated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the outstanding shares of common stock. Each right that becomes exercisable entitles the registered holder to purchase one ten-thousandth of a share of our junior participating preferred stock at a purchase price of $107.00 per one ten-thousandth of a share, subject to adjustment as provided in the rights plan.

If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right that number of shares of common stock having a market value of two times the exercise price of the right. If, after a person or group has become an Acquiring Person, the company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right (other than rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a right that number of shares of common stock of the person with whom the company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the right.

The rights are not exercisable until the Distribution Date. The rights will expire on November 20, 2014, unless the rights are earlier redeemed or exchanged by the company, in each case as described in the rights plan, or upon the occurrence of certain transactions. At any time prior to the time an Acquiring Person becomes such, the board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (the “Redemption Price”) payable, at the option of the company, in cash, shares of common stock or such other form of consideration as the board of directors shall determine. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction which would cause a change in our control.

Delaware law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date the stockholder becomes an interested stockholder, unless:

•	before the stockholder becomes an interested stockholder, the corporation’s board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder;

•	after the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock; or

•	on or subsequent to such date, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

An “interested stockholder” is a person or entity who directly or indirectly owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction which results in a financial benefit to the interested stockholder.

Limitations on Liability and Indemnification of Directors and Officers

Our certificate of incorporation, as amended, provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law, or DGCL, regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended and our amended and restated bylaws require us to indemnify our current and former directors and officers to the fullest extent permitted by Delaware law.

We have entered into indemnification agreements with each of our directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to the indemnification of directors. We may also enter into similar agreements with certain of our officers who are not also directors. We maintain directors’ and officers’ liability insurance. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HOLX”.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the general terms that may apply to one or more of the distinct series of debt securities. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

As required by federal law for all bonds and debt securities of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated December 10, 2007 between Hologic, Inc. and Wilmington Trust Company, as trustee (the “trustee”) (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of December 10, 2007 between Hologic, Inc.

and the trustee, a second supplemental indenture dated as of November 23, 2010 between Hologic, Inc. and the trustee, a third supplemental indenture dated as of March 5, 2012 between Hologic, Inc. and the trustee, and a fourth supplemental indenture dated as of February 21, 2013 between Hologic, Inc. and the trustee (together, the “Supplemental Indentures”), and as it may be further supplemented from time to time. The Base Indenture and the Supplemental Indentures are referred to collectively herein as the “indenture”. The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officers’ certificate or supplemental indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

As of November 25, 2013, we have approximately $405.0 million in principal amount of indebtedness outstanding in the form of our 2.00% Convertible Senior Notes due 2037 (the “2007 Notes”), $450.0 million in principal amount of indebtedness outstanding in the form of our 2.00% Convertible Exchange Senior Notes due 2037 (the “2010 Notes”), $500.0 million in principal amount of indebtedness outstanding in the form of our 2.00% Convertible Senior Notes due 2042 (the “2012 Notes”), and $370.0 million in principal amount of indebtedness outstanding in the form of our 2.00% Convertible Senior Notes due 2043 (the “2013 Notes”) (together, the “Convertible Notes”). The Convertible Notes were issued pursuant to the indenture. The Convertible Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s existing and future senior unsecured debt and prior to all future subordinated debt. The Convertible Notes are effectively subordinated to any future secured indebtedness to the extent of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries. On November 14, 2013, we announced that we would repurchase, on December 13, 2013, all of the outstanding 2007 Notes at a repurchase price payable in cash equal to 100% of the original principal amount of the 2007 Notes validly surrendered for repurchase and not withdrawn plus accrued and unpaid interest to, but not including, December 13, 2013, at the option of the holders of the 2007 Notes. We also announced on November 14, 2013 that we had elected to redeem, on December 18, 2013, all of the then outstanding 2007 Notes (those 2007 Notes not put to us on December 13, 2013) at a redemption price payable in cash equal to 100% of the accreted principal amount of the 2007 Notes to be redeemed plus accrued and unpaid interest to, but not including, December 18, 2013.

The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. We urge you to read the indenture and the form of the debt securities, which you may obtain from us upon request.

General

The debt securities will be our unsecured obligations. The Base Indenture provides that any debt securities proposed to be sold under this prospectus and prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under that indenture in one or more series.

You should read the prospectus supplement for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

•	The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•	The form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•	Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of Wilmington, Delaware, of payment, transfer, conversion and/or exchange of the debt securities.

•	If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

•	The applicability of the provisions of Article Fourteen of the Base Indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions.

•	Whether and under what circumstances we will pay additional amounts, as contemplated by Section 10.08 of the Base Indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Whether the securities are subordinated and the terms of such subordination.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Any securities exchange(s) on which the securities will be listed, if any.

•	Whether any underwriter(s) will act as market maker(s) for the securities.

•	The extent to which a secondary market for the securities is expected to develop.

•	Any changes or additions to the Events of Default or covenants contained in the indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Additional terms not inconsistent with the provision of the indenture.

•	Any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The Base Indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The Base Indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The Base Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open); and provided further that, with respect to Notes as to which London Interbank Offered Rate (LIBOR) is an applicable interest rate basis, the day is also a London Business Day.

“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars Australian dollars Canadian dollars New Zealand dollars South African rand Swiss francs	The City of New York Sydney Toronto Auckland Johannesburg Zurich

and in the event the LIBOR Currency is the euro, the “Principal Financial Center” is London.

The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of foreign currency Notes will be set forth in the applicable prospectus supplement.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement, we may redeem the debt securities at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed (not including any portion of those payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the debt securities being redeemed, in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus the rate specified in a prospectus supplement, plus, in each case, accrued and unpaid interest on the debt securities to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

“Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means the underwriter, or another Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” will be specified in the prospectus supplement.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems reasonable. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Regardless of anything in this prospectus to the contrary, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement plus (ii) that portion of the difference between the issue price and the principal amount of the Note that has accrued at the yield to maturity described in the prospectus supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Book-Entry Holders. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the Base Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related prospectus supplement also will describe the method for the calculation and payment of principal and interest. The prospectus supplement for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

Interest rates offered with respect to debt securities may differ depending upon, among other things, the aggregate principal amount of debt securities purchased in any single transaction. Debt securities with similar variable terms but different interest rates, as well as debt securities with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of debt securities are subject to change from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted.

Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date other than a Maturity Date (as defined below) to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of Wilmington, Delaware, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular Note is presented and surrendered at the office or agency maintained by us for this purpose in The City of Wilmington, Delaware, in time for the trustee to make these payments in accordance with its normal procedures.

Fixed Rate Notes

The prospectus supplement for Fixed Rate Notes will describe a fixed interest rate payable semiannually in arrears on the dates specified in such prospectus supplement (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. A “Regular Record Date” will be the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

Each interest payment on a Fixed Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Original Issue Discount Notes

We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt securities (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each Floating Rate Note will have an interest rate basis or formula. That basis or formula may be based on:

•	the CD Rate;

•	the Commercial Paper Rate;

•	LIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the CMT Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the prospectus supplement, the paying agent will be the calculation agent for each Note.

Unless otherwise specified in a prospectus supplement, the “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.

Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). The Interest Reset Date will be:

•	for Notes with interest that resets daily, each Business Day;

•	for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

•	for Notes with interest that resets monthly, the third Wednesday of each month;

•	for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement; and

•	for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement.

The related prospectus supplement will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a LIBOR Note, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined. The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Commercial Paper, Federal Funds and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest. Interest is paid as follows:

•	for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement;

•	for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

•	at maturity, redemption or repayment.

Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day, then the Interest Payment Date will be postponed to the next Business Day, except in the case of LIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement, as published in H.15(519) prior to 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial.”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

LIBOR Notes. On each Interest Determination Date, the calculation agent will determine LIBOR as follows:

•	If “LIBOR Telerate” is specified in the prospectus supplement, LIBOR will be the rate for deposits in the LIBOR Currency having the Index Maturity described in the related prospectus supplement commencing on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.

•	If “LIBOR Reuters” is specified in the prospectus supplement, LIBOR will be the average of the offered rates calculated by the calculation agent, or the offered rate, if the Designated LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the Index Maturity described in the related prospectus supplement commencing on the applicable Interest Reset Date, as such rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

If the prospectus supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR Rate will be LIBOR Telerate.

On any Interest Determination Date on which fewer than two offered rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

•	LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR Currency having the Index Maturity described in the related prospectus supplement on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major reference banks (which may include affiliates of the agent) in the London interbank market commencing on the applicable Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR Currency. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.

•	If fewer than two quotations are provided as mentioned above, LIBOR will be the rate calculated by the calculation agent as the average of the rates quoted by three major banks, which may include affiliates of the agent, in the Principal Financial Center at approximately 11:00 A.M., in the Principal Financial Center, on that Interest Determination Date for loans to leading European banks in the LIBOR Currency having the Index Maturity designated in the prospectus supplement and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The calculation agent will select the three banks referred to above.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement, U.S. dollars.

“Designated LIBOR Page” means:

•	if “LIBOR Reuters” is specified in the applicable prospectus supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such prospectus supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

•	if “LIBOR Telerate” is specified in the applicable prospectus supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method of calculating LIBOR, the display on Moneyline Telerate (or any successor service, “Telerate”) on the page specified in such prospectus supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Federal Funds Rate Notes. The “Federal Funds Rate” for any Interest Determination Date is the rate as of that date for U.S. dollar federal funds, as published in H.15(519) prior to 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Federal Funds (Effective),” as such rate is displayed on Telerate on page 120 (or any other page as may replace such page on such service) (“Telerate Page 120”).

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate as of that Interest Determination Date for U.S. dollar Federal Funds, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective)”.

•	If that rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the average of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading brokers of United States dollar federal funds transactions in New York City as of 9:00 A.M., New York City time, which may include the agent or its affiliates, on the Business Day following that Interest Determination Date. The calculation agent will select the three brokers referred to above.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that Interest Determination Date.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME 1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 A.M., New York City time on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent or its affiliates, in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the related prospectus supplement under the caption “INVESTMENT RATE” on the display on Telerate on page 56 (or any other page as may replace such page on such service) (“Telerate Page 56”) or page 57 (or any other page as may replace such page on such service) (“Telerate Page 57”) by 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date.

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

•	if the rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond equivalent yield of the rate for the applicable Treasury bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” or

•	if such rate is not so published in H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond equivalent yield of the auction rate of the applicable Treasury bills announced by the United States Department of the Treasury, or

•	if the rate referred to above is not yet published or announced by the United States Department of the Treasury by 3:00 P.M., New York City time, or if the auction is not held, then the Treasury Rate will be the Bond equivalent yield of the rate on the applicable Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or

•	if such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate will be the rate on the applicable Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or

•

if such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the related Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond equivalent yield of the average of the secondary market bid rates, as of approximately 3:30 P .M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers (which may include the agent or its affiliates) selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement, or

•	if fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate in effect on that Interest Determination Date.

“Bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond equivalent yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to the number of days in the year, either 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is:

(1)	if CMT Telerate Page 7051 is specified in the applicable prospectus supplement:

•	the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading “Treasury Constant Maturities,” as the yield is displayed on Telerate (or any successor service), on page 7051 (or any other page as may replace page 7051 on that service) (“Telerate Page 7051”), for the applicable Interest Determination Date, or

•	if the above rate does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement and for the applicable Interest Determination Date as published in H.15(519) under the heading “Treasury Constant Maturities,” or

•	if the above rate does not appear on Telerate Page 7051 or is not yet published in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable prospectus supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

•	if that rate is not published, then the CMT Rate will be calculated by the calculation agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “reference dealer”), selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

•	if fewer than five but more than two of the prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

•	if fewer than three prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in securities in the market at that time, or

•	if fewer than five but more than two prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

•	if fewer than three prices referred to above are provided as requested, the CMT Rate will then be the CMT Rate in effect on the applicable Interest Determination Date.

(2)	if CMT Telerate Page 7052 is specified in the applicable prospectus supplement:

•	the percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) opposite the heading “Treasury Constant Maturities,” as the yield is displayed on Telerate (or any successor service), on page 7052 (or any other page as may replace that specified page on that service) (“Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

•	if the above rate is not published on Telerate Page 7052, then the CMT Rate will be the percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

•	if the above rate is not published on Telerate Page 7052 or is not yet published in H.15(519), for the one-week or one-month, as specified in the applicable prospectus supplement, then the CMT Rate will be the average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

•	if the Federal Reserve Bank of New York does not publish the rate referred to above, then the CMT Rate will be calculated by the calculation agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement, a remaining term to maturity no more than one year shorter than the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

•	if fewer than five but more than two of the prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

•	if fewer than three prices referred to above are provided as requested, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation, or in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the securities in the market at the time, or

•	if fewer than five but more than two prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

•	if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable prospectus supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable prospectus supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Telerate Page 7058 (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•	If the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•	If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

Renewable Notes

We may issue Renewable Notes (“Renewable Notes”) which are debt securities that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement.

The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement will identify a stated maturity date beyond which the Maturity Date cannot be renewed.

If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Notes

We may issue Notes whose stated Maturity Date may be extended at our option (an “Extendible Note”) for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement (but not to exceed 30 years from the date of issue).

We may exercise our option to extend the Extendible Note by notifying the trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective Maturity Date. If we elect to extend the Extendible Note, the trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Note a notice (an “Extension Notice”) informing the holder of our election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.

However, we may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holder of the Note. The notice will be irrevocable.

If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then effective Maturity Date. In order for an Extendible Note to be so repaid on the Maturity Date, we must receive, at least 25 days but not more than 35 days prior to the Maturity Date:

(1)	the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or

(2)	a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however; that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

Global Securities

What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.

•	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Holders of Registered Debt Securities” above.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

•	if we notify the trustee that we wish to terminate that global security, or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?”.

Payments on Certificated Securities. We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the trustee in Wilmington, Delaware and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 Business Days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the Base Indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the Base Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

Events of Default

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default that are described below.

An event of default is defined in the Base Indenture as:

(a) default for 30 days in payment of any interest on the debt securities when it becomes due and payable;

(b) default in payment of principal of or any premium on the debt securities at maturity or sinking fund payment when the same becomes due and payable;

(c) default by us in the performance of any other covenant or agreement contained in the Base Indenture for the benefit of the debt securities that has not been remedied by the end of a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, specifying such default or breach and requiring it be remedied;

(d) default in the payment of principal when due or resulting in acceleration of other indebtedness of our Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

(e) certain events of bankruptcy, insolvency and reorganization of our company.

The Base Indenture provides that:

•	other than in certain circumstances as provided in the Base Indenture, if an event of default described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•	upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities then outstanding; and

•	if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the Base Indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the Base Indenture, the trustee must give to the holders of debt securities notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities.

No holder of any debt securities may institute any action under the Base Indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•	other than in certain circumstances as provided in the Base Indenture, the holders of not less than 25% in aggregate principal amount of the debt securities affected and then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities affected.

The holders of a majority in aggregate principal amount of the debt securities affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. The Base Indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the Base Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The Base Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Base Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement of our company signed by one of the officers of our company to the effect that a review of our activities during such year and our performance under the Base Indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the Base Indenture or, if we are in default, specifying such default.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into a supplemental indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the indenture and the debt securities;

•	to add covenants of our company, or surrender any rights of the company, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional events of default.

With certain exceptions, the Base Indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of any payment of principal of, or any premium on, any debt securities, or change any place of payment where, or the coin or currency in which, any note or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Base Indenture or certain defaults thereunder and their consequences provided for in the Base Indenture; or

•	modify any of the provisions of certain sections of the Base Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived without the consent of the holder of each outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to or will be modified with respect to that series.

Covenant Defeasance. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Base Indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•	If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	Confirm that on the date of such deposit no default or event of default has occurred, and with respect to certain events of default, no such events have occurred at any time during the period ending 91 days after such date.

•	Confirm that such covenant defeasance shall not result in a breach, violation of or constitute a default under an material agreement to which we are bound.

•	Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee an officer’s certificate and a legal opinion of our counsel confirming that all conditions precedent relating to a covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements, among others, for you to be repaid:

•	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Discharge of the Indenture

We may satisfy and discharge our obligations under the Base Indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the Base Indenture by our company.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

Wilmington Trust Company will serve as trustee under the indenture. It is one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The Base Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. Rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a third party. The terms of any rights to be issued and a description of the material provisions of the applicable rights agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying securities purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying securities purchased upon exercise.

Modifications

There are three types of changes we can make to a warrant agreement and the warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the warrants.

Changes Requiring a Majority Vote. Any other change to the warrant agreement and the warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Securities

Before the warrants are exercised, holders of the warrants are not entitled to payments of principal, premium and dividends or interest, if any, on the related underlying securities or to exercise any rights whatsoever as holders of the underlying securities.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase of our common stock. Each purchase contract will entitle the holder thereof to purchase common stock at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such shares of common stock, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, any pre-paid purchase contracts will be issued under a supplemental indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities described in this prospectus in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through agents;

•	to or through underwriters;

•	through dealers; and

•	through a combination of any of the foregoing methods of sale.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Brown Rudnick LLP, Boston, Massachusetts. Certain legal matters with respect to the offered securities may be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Hologic, Inc. appearing in Hologic, Inc.’s Annual Report (Form 10-K) for the year ended September 28, 2013, and the effectiveness of Hologic, Inc.’s internal control over financial reporting as of September 28, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts shown are estimates:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Trustees’ fees and expenses		*	*
Printing and engraving costs		*	*
Miscellaneous		*	*
Total	$	*	*

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Tenth of our certificate of incorporation, as amended, provides that our directors shall not be personally liable to us and our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we are required to indemnify any person who is or was a director, officer or employee of our company to the fullest extent permitted by Delaware law. The indemnification provisions contained in our amended and restated bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of the indemnification provisions of our amended and restated bylaws will not adversely affect any right or protection thereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

We have also entered into indemnification agreements with each of our directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. We may also enter into similar agreements with certain of our officers who are not also directors. The effect of these provisions is to permit indemnification by us for liabilities arising under the Securities Act. We also maintain directors’ and officers’ liability insurance.

Item 16.	Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date

1.1	Form of Underwriting Agreement.	*

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Hologic, Gold Acquisition Corp. and Gen-Probe Incorporated.	8-K	05/01/2012

3.1	Certificate of Incorporation of Hologic.	S-1	01/24/1990

3.2	Certificate of Amendment to Certificate of Incorporation of Hologic.	10-Q	03/30/1996

3.3	Certificate of Amendment to Certificate of Incorporation of Hologic.	10-K	09/24/2005

3.4	Certificate of Amendment to Certificate of Incorporation of Hologic.	8-K	10/22/2007

3.5	Certificate of Amendment to Certificate of Incorporation of Hologic.	8-K	03/11/2008

3.6	Certificate of Designation of Series A Junior Participating Preferred Stock of Hologic.	8-K	11/21/2013

3.7	Fourth Amended and Restated By-laws of Hologic.	8-K	03/08/2012

4.1	Specimen Certificate for Shares of Hologic’s Common Stock.	8-A	01/31/1990

4.2	Description of Capital Stock (Contained in Hologic’s Certificate of Incorporation, as amended, filed as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 hereto).

4.3	Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	12/10/2007

4.4	First Supplemental Indenture, dated December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	12/10/2007

4.5	Form of 2.00% Convertible Senior Note due 2037 (included in Exhibit 4.4).	8-K	12/10/2007

4.6	Second Supplemental Indenture, dated November 23, 2010, by and between Wilmington Trust Company, as Trustee, and Hologic.	10-K	09/25/2010

4.7	Form of 2.00% Convertible Exchange Senior Note due 2037 (included in Exhibit 4.6).	10-K	09/25/2010

4.8	Third Supplemental Indenture, dated March 5, 2012, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	03/08/2012

4.9	Form of 2.00% Convertible Senior Note due 2042 (included in Exhibit 4.8).	8-K	03/08/2012

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date

4.10	Fourth Supplemental Indenture, dated February 21, 2013, by and between Wilmington Trust Company, as Trustee, and Hologic.	8-K	02/21/2013

4.11	Form of 2.00% Convertible Senior Note due 2043 (included in Exhibit 4.10).	8-K	02/21/2013

4.12	Indenture, dated as of August 1, 2012, by and among Wells Fargo Bank, National Association, as Trustee, Hologic and certain subsidiaries of Hologic party thereto.	8-K	08/01/2012

4.13	Form of 6.25% Senior Note due 2020 (included in Exhibit 4.12).	8-K	08/01/2012

4.14	Rights Agreement, dated as of November 21, 2013, between Hologic and American Stock Transfer & Trust Company, LLC, as Rights Agent.	8-K	11/21/2013

4.15	Form of Debt Security.	*

4.16	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).	*

4.17	Form of Rights Agreement.	*

4.18	Form of Warrant Agreement.	*

4.19	Form of Purchase Contract.	*

4.20	Form of Unit Agreement.	*

5.1**	Opinion of Brown Rudnick LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.	10-K	11/26/2013

23.1**	Consent of Brown Rudnick LLP (contained in Exhibit 5.1).

23.2**	Consent of Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included on signature page of this registration statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on the 26th day of November 2013.

HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark J. Casey and Glenn P. Muir, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN W. CUMMING JOHN W. CUMMING	President and Chief Executive Officer (Principal Executive Officer)	November 26, 2013

/S/ GLENN P. MUIR GLENN P. MUIR	Executive Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer)	November 26, 2013

/S/ ROBERT H. LAVALLEE ROBERT H. LAVALLEE	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	November 26, 2013

/S/ DAVID R. LAVANCE, JR. DAVID R. LAVANCE, JR.	Chairman of the Board	November 26, 2013

/S/ SALLY W. CRAWFORD SALLY W. CRAWFORD	Director	November 26, 2013

/S/ SCOTT T. GARRETT SCOTT T. GARRETT	Director	November 26, 2013

/S/ NANCY L. LEAMING NANCY L. LEAMING	Director	November 26, 2013

/S/ LAWRENCE M. LEVY LAWRENCE M. LEVY	Director	November 26, 2013

/S/ CHRISTIANA STAMOULIS CHRISTIANA STAMOULIS	Director	November 26, 2013

/S/ ELAINE S. ULLIAN ELAINE S. ULLIAN	Director	November 26, 2013

/S/ WAYNE WILSON WAYNE WILSON	Director	November 26, 2013